                                                                EXHIBIT h(79)(b)

                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated July 24, 2001, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, Lincoln Benefit Life Insurance Company, a Nebraska life insurance company, and ALFS, Inc., a Delaware corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

---------------------------------------------------------------------------------------------------------------------
                                                         SEPARATE
                                                         ACCOUNTS
     FUNDS AVAILABLE UNDER THE                         UTILIZING THE                    CONTRACTS FUNDED BY THE
             POLICIES                                     FUNDS                           SEPARATE ACCOUNTS
---------------------------------------------------------------------------------------------------------------------
           SERIES I SHARES

                                                  Lincoln Benefit Life              -      LBL Advantage
AIM V.I. Dent Demographic Trends Fund             Variable Annuity Account

                                                  Lincoln Benefit Life              -      Consultant Accumulator VUL
                                                  Variable Life Account             -      Consultant Protector VUL
---------------------------------------------------------------------------------------------------------------------
           SERIES II SHARES

AIM V.I. Capital Appreciation Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Global Utilities Fund
AIM V.I. Government Securities Fund
AIM V.I. Growth Fund
AIM V.I. International Growth Fund
AIM V.I. Money Market Fund
AIM V.I. Premier Equity Fund

---------------------------------------------------------------------------------------------------------------------

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: December 18, 2002.

                                          AIM VARIABLE INSURANCE FUNDS

Attest:  /s/ Jim Coppedge                 By: /s/ Carol F. Relihan
         -------------------------------     -----------------------------------
Name:    Jim Coppedge                     Name:   Carol F. Relihan
Title:   Assistant Secretary              Title:  Senior Vice President

(SEAL)

                                          A I M DISTRIBUTORS, INC.

Attest:  /s/ Jim Coppedge                 By: /s/ Michael J. Cemo
         -------------------------------     -----------------------------------
Name:    Jim Coppedge                     Name:   Michael J. Cemo
Title:   Assistant Secretary              Title:  President

(SEAL)

                                          LINCOLN BENEFIT LIFE COMPANY

Attest:  /s/ Kari Stanway                 By: /s/ Timothy N. Vander Pas
         -------------------------------     -----------------------------------
Name  :  Kari Stanway                     Name:   Timothy N. Vander Pas
Title:   Fund Relationship Manager        Title:  Assistant Vice President

(SEAL)

                                          ALFS, INC.

Attest:  /s/ Kari Stanway                 By: /s/ John R. Hunter
         -------------------------------     -----------------------------------
Name:    Kari Stanway                     Name:   John R. Hunter
Title:   Fund Relationship Manager        Title:  President

(SEAL)

                                  Page 2 of 2